UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2023

 IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E

Brooklyn, New York 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC Pink Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2023, Dr. Sonia Marciano, a member of the Board of Directors (the “Board”) of IEH Corporation (the “Company”) notified Dave Offerman, the Chairman of the Board of Directors of her decision to resign from the Board effective immediately. Dr. Marciano stated that she was not resigning because of a disagreement with the Company relating to the Company’s operations, policies or practices.

On August 1, 2023, the Board met via conference telephone call and accepted Dr. Marciano’s resignation from the Board. Also at the same meeting, the Board elected Mr. John P. Spiezio to fill the vacancy created by the resignation of Dr. Marciano effective immediately. Mr. Spiezio will serve for an initial term expiring at the Company’s next annual meeting to be held and until his successor has been elected and qualified, or until his earlier resignation or removal. The Board has determined that Mr. Spiezio is an “independent director” in accordance with the listing standards of the OTC Pink Market. The Board also appointed Mr. Spiezio to its Audit Committee.

As of the date of this report, neither Mr. Spiezio, nor any of his immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Spiezio will be compensated consistent with the Company’s compensation programs for non-employee directors as previously disclosed in the Company’s definitive proxy statement dated November 23, 2020.

At the August 1 Board meeting, the Board also ratified and approved the recommendation of the Compensation Committee increasing the basic director fee per annum from $5,000 to $10,000 for each non-employee director and granting each non-employee director on a one-time basis non-qualified stock options to purchase 5,000 shares of the Company’s common stock.

Mr. Spiezio has extensive experience in the aerospace and defense industries. After studying Economics, Computer Science, and Mathematics at Marquette University, he returned to New York and began his 33-year career as the third-generation leader at Hicksville Machine Works, Inc. (“HMW”), a supplier to prime aerospace & defense contractors throughout North America and Europe as well as the Department of Defense directly. Over that time he gained extensive experience in operations, business development, and governance of a business operating in this specialized industry. After HMW was sold in 2019, Mr. Spiezio worked, from March 2019 to April 2021, for a private equity firm engaged in building a vertically integrated company that could produce and supply entire integrated systems to the aerospace and defense industries. Mr. Spiezio serves on the corporate boards of MicroMetl Corporation and GRC Reality. Mr. Spiezio is also currently the Chairman of ADDAPT, an industry group focused on defense and aerospace suppliers based in New York State.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated August 4, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized

IEH Corporation

By: /s/ David Offerman

Name: David Offerman

Title: President and Chief Executive Officer

Date: August 4, 2023